UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ALPHAVEST ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SUPPLEMENT DATED SEPTEMBER 4, 2025

TO

PROXY STATEMENT OF

ALPHAVEST ACQUISITION CORP

In connection with its

EXTRAORDINARY GENERAL MEETING

TO BE HELD ON SEPTEMBER 19, 2025

SUPPLEMENT NO. 1, DATED SEPTEMBER 4, 2025

(TO THE DEFINITIVE PROXY STATEMENT OF ALPHAVEST ACQUISITION CORP DATED SEPTEMBER 2, 2025)

On September 3, 2025, AlphaVest Acquisition Corp (the “Company” or “AlphaVest”) filed with the Securities and Exchange Commission a definitive proxy statement (the “Proxy Statement”) for its extraordinary general meeting which will be held on September 19, 2025 at 9:30 a.m., Eastern Time (the “Extraordinary General Meeting”) at the offices of Winston & Strawn LLP located at 800 Capitol Street, Suite 2400, Houston, Texas, United States, and virtually via live webcast at webcast at www.virtualshareholdermeeting.com/ATMV2025SM2.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

This Supplement, supplements, updates and amends the Definitive Proxy Statement of the Company filed with the Securities and Exchange Commission on September 3, 2025. The following supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety.

The sixth risk factor, which begins on page 39, is hereby amended and restated in its entirety as follows:

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our units, Ordinary Shares, and rights are currently listed on Nasdaq, a national securities exchange. We cannot assure you that our securities will continue to be listed on Nasdaq in the future prior to an initial business combination, including following any shareholder redemptions in connection with certain amendments to the Articles. If the public shareholders exercise redemption rights with respect to a large number of public shares in connection with the approval of the Extension Proposal and the implementation of the Extension, our securities may no longer meet Nasdaq’s continued listing requirements and Nasdaq may delist our securities from trading on its exchange.

Further, pursuant to Nasdaq Rule IM-5101-2, a special purpose acquisition company (“SPAC”) must complete one or more business combinations within 36 months of the effectiveness of the SPAC’s initial public offering. Since the Company’s registration statement became effective on December 22, 2022, it is required to complete its initial business combination by no later than December 22, 2025. Such rule also provides that if the Company does not comply with the above requirement, Nasdaq will issue a Staff Delisting Determination under Rule 5810 to delist the Company’s securities.

Accordingly, while the Extension Amendment Proposal provides for extensions up to January 22, 2026, if the Company does not complete its Business Combination by December 22, 2025, the Company will face immediate suspension and delisting of its securities once the Company receives a delisting determination letter from Nasdaq. Pursuant to Nasdaq Rule 5815, as amended, Nasdaq may only reverse its delisting determination if it finds that it made a factual error in applying Nasdaq Rule 5815, as amended. If Nasdaq delists the Company’s securities from trading on its exchange and the Company is not able to list its securities on another national securities exchange, we expect the Company’s securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including.

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●	reduced demand for our securities;
●	a determination that our Ordinary Shares is a “penny stock” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
●	the Company may be deemed a less attractive merger partner for a target company or business;
●	the likelihood of the Company consummating a business combination may decrease;
●	our securityholders may have a decreased ability to trade in our securities if our securities are no longer considered “covered securities.”
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

If our Ordinary Shares are delisted from Nasdaq, the Ordinary Shares may become subject to the regulations of the SEC relating to the market for “penny stocks.” The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Ordinary Shares, and therefore shareholders may have difficulty selling their shares.

Additionally, The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Although the states are pre-empted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. If our securities are no longer listed on Nasdaq, our securities would no longer be considered to be “covered securities” under the National Securities Markets Improvement Act of 1996, and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination, which may make more difficult and costly to complete a business combination. In addition, our securityholders could be prohibited from trading in our securities absent our registration in the state where such securityholder lives. To date we have not registered our securities in any State, and do not currently plan to do so. This may make it difficult or impossible for our securityholders to trade in our securities.

- END OF SUPPLEMENT TO PROXY STATEMENT -